FIRST AMENDMENT TO AMENDED AND RESTATED LOAN AGREEMENT
THIS FIRST AMENDMENT TO AMENDED AND RESTATED LOAN AGREEMENT (this "Amendment") is made effective as of October 29, 2014, by and between IRET PROPERTIES, A NORTH DAKOTA LIMITED PARTNERSHIP, a North Dakota limited partnership (the "Borrower"), and FIRST INTERNATIONAL BANK & TRUST, a North Dakota state bank (the "Lender").
RECITALS
A.            Borrower and Lender are parties to that certain Amended and Restated Loan Agreement, dated November 20, 2013 (as amended, restated, supplemented or otherwise modified from time to time, the "Loan Agreement"), providing for a credit facility from the Lender to the Borrower (the "Loan"), which is evidenced by that certain Amended and Restated Revolving Promissory Note, dated November 20, 2013, payable to the Lender in the amount of the Loan (as amended, restated, supplemented or otherwise modified from time to time, the "Note").
B.            Borrower and Lender wish to amend the Loan Agreement as provided herein.
C.            Pursuant to Section 7.11 of the Loan Agreement, all amendments must be contained in a written agreement signed by the Borrower and the Lender.
NOW, THEREFORE, in consideration of the premises and their mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:
1.            Definitions.  Unless the context clearly requires otherwise, capitalized terms used herein and not defined herein shall have the meanings given to them in the Loan Agreement.
2.            Amendments to Loan Agreement.  The Loan Agreement is hereby amended as follows:
(a)	The following terms defined in Section 1.01 of the Loan Agreement are hereby deleted in their entirety and restated as follows:
"Borrowing Base" – At any time and subject to change from time to time in the Lender's sole but reasonable discretion, the lesser of (a) the Commitment, and (b) sixty-five percent (65%) of the collective value of the Properties as determined from time to time by Lender in its sole but reasonable discretion.  The value of the Properties shall be determined periodically by the Lender based on the most recent Appraisals, Borrowing Base Certificate, Compliance Certificate and supporting reports delivered to the Lender pursuant to Section 5.01(d).  The value of the Properties as of October 29, 2014 shall be the amounts set forth on the initial Borrowing Base Certificate attached as Exhibit C.
"Commitment" – The commitment of the Lender to make Advances to the Borrower in accordance with the terms of this Agreement, determined in accordance with Section 2.11, in an aggregate principal amount not to exceed $100,000,000.

"Maturity Date" – September 1, 2017.
"Minimum Principal Balance" – $17,500,000.
"Note" – That certain Second Amended and Restated Revolving Promissory Note, dated October 29, 2014, executed by the Borrower and made payable to the order of the Lender in the original principal amount of up to $100,000,000, as the same may be amended, amended and restated, supplemented or otherwise modified from time to time to the extent permitted under the Loan Documents.
"Origination Fee" – Subject to Section 2.11, a non-refundable commitment fee to be paid to the Lender in an amount equal to 0.30% of the Commitment.  The aggregate Origination Fee shall never be greater than $300,000.
"Property(ies)" – The real properties described on Exhibit F-1 through Exhibit F-15 attached hereto, which are collateral for the Obligations, together with Eligible Additional Real Properties which become collateral for the Obligations and such other real and personal property from time to time securing the obligations.
(b)	The following terms defined in Section 1.01 of the Loan Agreement are hereby deleted in their entirety:
"Extension Option"
"Revolving Credit Facility Extension Notice"
(c)	Section 2.07 of the Loan Agreement is hereby deleted in its entirety and restated as follows:
Section 2.07                          Reserved.
(d)	Section 2.10 of the Loan Agreement is hereby deleted in its entirety and restated as follows:
Section 2.10                          Service Fees.  Borrower shall pay Lender a service fee in the amount of $40,000 on each of (a) September 1, 2014, (b) November 1, 2015, (c) November 1, 2016, and (c) August 30, 2017.  The service fees provided for under this Section are payable to Lender regardless of the amount outstanding under the Revolving Credit Facility during any applicable period of time or whether the Revolving Credit Facility will terminate after such payment.  In the event the Borrower fully prepays the amounts outstanding under the Revolving Credit Facility and terminates the Revolving Credit Facility pursuant to Section 2.04(c), Borrower shall be obligated to pay the service fee required by this Section 2.10 that would have otherwise been due the following November 1, or that would have otherwise been due on August 30, 2017 if after November 1, 2016, in accordance with this Section 2.10.

(e)	Section 2.11 of the Loan Agreement is hereby deleted in its entirety and restated as follows:
Section 2.11                          Commitment.
(a)            The initial Commitment amount shall be $90,000,000.  Lender shall increase the amount of the Commitment up to and including $100,000,000 upon satisfaction of the following conditions:
(i)	No Default or Event of Default shall have occurred and be continuing and such increase shall not result in a Default or Event of Default;
(ii)	No Borrowing Base Deficiency shall occur as a result of such increase;
(iii)	Borrower shall have provided Eligible Additional Real Property and complied with the conditions set forth in Section 2.08(c);
(iv)
The increase in the Commitment shall be limited to sixty-five percent (65%) of the value of such Eligible Additional Real Property, as determined by an Appraisal or as may otherwise be determined by Lender in its sole but reasonable discretion, and such increase shall not cause the Commitment to exceed sixty-five percent (65%) of the aggregate value of such Eligible Additional Real Property and the other Properties at the time of such increase;

(v)	Lender shall have executed participation agreements with participating lenders committing to provide funding for such increase in the Commitment; and
(b)            The Lender shall provide the Borrower with reasonable advance notice prior to any increase in the amount of the Commitment.
(c)            Each increase in the Commitment during the term of the Revolving Credit Facility shall result in the payment of an additional Origination Fee in an amount equal to 0.30% of the increase in the Commitment until the Commitment reaches $100,000,000.  If the Commitment is reduced for any reason, subsequent increases in the Commitment up to the amount of previous reductions, shall not be subject to an Origination Fee.
(f)	Section 5.01(k) of the Loan Agreement is hereby deleted in its entirety and restated as follows:
(k)            Collateral Evaluation.  At any time during the term of the Revolving Credit Facility, the Lender may, at its option, obtain an updated Appraisal of any Property; provided that Borrower shall only be required to pay for updated Appraisals (i) if an Event of Default has occurred and is continuing, or (ii) during the period beginning January 1, 2016 through the Maturity Date.

(g)	Exhibit A to this Amendment is hereby incorporated as Exhibit F-15 to the Loan Agreement.
(h)
Exhibit B to the Loan Agreement is hereby deleted in its entirety and replaced with Exhibit B to this Amendment, which shall be the Borrowing Base Certificate required under Section 5.01(d)(iii) of the Loan Agreement.

(i)
Exhibit D to the Loan Agreement is hereby deleted in its entirety and replaced with Exhibit C to this Amendment, which shall be the Compliance Certificate required under Section 5.01(d)(ii) of the Loan Agreement.

(j)	Exhibit G to the Loan Agreement is hereby deleted in its entirety.
3.            Conditions Precedent.  This Amendment shall be subject to the condition precedent that the Lender shall have received the following, each satisfactory to the Lender in form and substance:
(a)	This Amendment, duly executed by the Borrower;
(b)	A $100,000,000 Second Amended and Restated Revolving Promissory Note, duly executed by the Borrower;
(c)	The mortgage amendments set forth on Exhibit D to this Amendment;
(d)	Date down endorsement to each Title Policy;
(e)	With respect to the Property described on Exhibit A to this Amendment ("Dakota Commons"):
(i)	A Combination Mortgage, Assignment of Rents, Security Agreement, and Fixture Financing Statement [Dakota Commons], duly executed by the Borrower; and
(ii)	The items described in Sections 3.01(e), (h), (i), (j), (k), (l), (m), (n) and (o) of the Loan Agreement.
(f)
The most recent Borrowing Base Certificate, including applicable information with respect to Dakota Commons, which Borrowing Base Certificate is attached as Exhibit E and Borrower hereby represents is true and correct in all material respects;

(g)
An Affidavit of Partnership of the Borrower's general partner (i) attaching certificates of good standing (or their equivalent) for the Borrower from the office of the secretary of the state of its formation and of each state in which it is qualified to do business as a foreign organization, (ii) attaching a true and correct copy of the Borrower's Agreement of Limited Partnership and certifying that such agreement remains in full force and effect, (iii) attaching a true and correct copy of the Borrower's Certificate of Limited Partnership and certifying that such certificate remains in full force and effect;

(h)
A Certificate of Assistant Secretary of IRET, Inc., a North Dakota corporation (the "General Partner"), (i) attaching true and correct copies of the General Partner's Articles of Incorporation and Bylaws and certifying that each remains in full force and effect, (ii) attaching certificates of good standing (or their equivalent) for the General Partner from the office of the secretary of the state of its incorporation and of each state in which it is qualified to do business as a foreign corporation, (iii) attaching and certifying resolutions of the General Partner authorizing or ratifying the transactions contemplated hereby, and (iv) certifying that certain officers listed in such resolutions are authorized to execute the Loan Documents to which the General Partner or the Borrower is a party and to perform the obligations of the General Partner or the Borrower thereunder;

(i)
A Certificate of Assistant Secretary of LSREF Golden Property 14 (WY), LLC, a Delaware limited liability company ("LSREF"), (i) attaching true and correct copies of LSREF's Certificate of Formation and Limited Liability Company Agreement and certifying that each remains in full force and effect, (ii) attaching certificates of good standing (or their equivalent) for LSREF from the office of the secretary of the state of its incorporation and of each state in which it is qualified to do business as a foreign corporation, (iii) attaching and certifying resolutions of LSREF authorizing or ratifying the transactions contemplated hereby, and (iv) certifying that certain officers listed in such resolutions are authorized to execute the Loan Documents to which LSREF is a party and to perform the obligations of LSREF thereunder;

(j)
Satisfactory evidence that all corporate and other proceedings that are necessary in connection with this Amendment have been taken to the Lender's and its counsel's satisfaction and the Lender and such counsel shall have received all such counterpart originals or certified copies of such documents as the Lender may request;

(k)
Participation agreements from each participating lender (other than the Lender) in such amounts as set forth on Exhibit F to this Amendment, which exhibit reflects the amount of the Commitment on the date of this Amendment.

(l)
Flood Certificates issued by a national flood plain search company on FEMA Form No. 81-93 in accordance with the provisions of the National Flood Insurance Act of 1968, the Flood Disaster Protection Act of 1973 and the National Flood Insurance Reform Act of 1994 certifying that each Property is not located in a special flood hazard area (as determined by the Federal Emergency Management Agency);

(m)	A closing statement prepared by the Title Company and approved by Lender;
(n)	Payment to Lender of the Origination Fee in the amount of $45,000;
(o)	Payment of all of Lender's fees and costs associated with this Amendment; and
(p)	Such other information and documents as may reasonably be required by the Lender and its counsel in connection with this Amendment.

4.            Post-Closing Matters.  Following the date of this Amendment, the Borrower shall deliver, or caused to be delivered, to Lender the following, each satisfactory to the Lender in form and substance and by the following deadline:
(a)
On or before December 31, 2014, a zoning letter as more fully described in Section 3.01(l) of the Loan Agreement, in such form as reasonably acceptable to Lender, with respect to each Property described in Exhibits F-1 – F14 to the Loan Agreement and cause the Title Company to issue a zoning endorsement to each date down endorsement provided under Section 3(d) of this Amendment; and

(b)
On or before December 31, 2014, with respect to each Property, evidence of policies or certificates of property insurance (including rent loss insurance) and comprehensive general liability insurance required by Lender in its sole discretion, with all such insurance in full force and effect.

5.            Acknowledgement of Service Fee.  Lender acknowledges that, prior to the date of this Amendment, Borrower paid the $40,000 service fee due on or before September 1, 2014 under Section 2.10 of the Amended Loan Agreement.
6.            No Other Amendments Intended.  Except as expressly provided hereby, all of the terms and provisions of the Loan Agreement and the other Loan Documents are and shall remain in full force and effect and are hereby ratified and confirmed by the Borrower.  The amendments contained herein shall not be construed as a waiver or amendment of any other provision of the Loan Agreement or the other Loan Documents or for any purpose except as expressly set forth herein or a consent to any further or future action on the part of the Borrower or the other Credit Parties that would require the waiver or consent of the Lender.
7.            No Impairment of Lien.  Any and all collateral described in the Mortgages and the transactions contemplated thereunder and thereby shall remain subject to the lien, charge or encumbrance of the Mortgages and nothing in this Amendment shall affect the lien of the Mortgages or the other Loan Documents on such collateral or the priority of such liens over any other liens, charges, encumbrances or conveyances, nor release or change the liability of any party who may now be or after the date of this Amendment, become liable, primarily or secondarily, under the Loan Documents.  Borrower agrees to execute any instruments Lender reasonably determines to be necessary to maintain a perfected security interest in any of such collateral.
8.            Representations and Warranties.  The Borrower hereby represents and warrants to the Lender (before and after giving effect to this Amendment) that:
(a)
Corporate Authority.  The Borrower has the limited partnership power and authority, and the legal right, to execute, deliver and perform this Amendment and to obtain extensions of credit under the Loan Agreement as amended by this Amendment (the "Amended Loan Agreement").

(b)
Corporate Action.  The Borrower has taken all necessary limited partnership action to authorize the execution, delivery and performance of this Amendment and to authorize the extensions of credit on the terms and conditions of the Amended Loan Agreement.

(c)
Organizational Documents.  The Organizational Documents constitute all of the organizational documents of Borrower and each Credit Party and are in full force and effect and have not been amended or modified.

(d)
Qualification of Undersigned.  The undersigned officer of Borrower is duly qualified and acting in such official capacity on behalf of Borrower, is familiar with the facts herein represented and warranted, and is duly authorized to represent and warrant the same and make this Amendment.

(e)
Consents.  No consent or authorization of, filing with, notice to or other act by, or in respect of, any Governing Authority or any other Person is required in connection with this Amendment, the extensions of credit under the Amended Loan Agreement or the execution, delivery, performance, validity or enforceability of this Amendment, or the performance, validity or enforceability of the Amended Loan Agreement, except consents, authorizations, filings and notices which have been obtained or made and are in full force and effect.

(f)
Representations and Warranties in Loan Documents.  Each of the representations and warranties made by any Credit Party herein or in or pursuant to the Loan Documents is true and correct on and as of the date of this Amendment as if made on and as of such date (except that any representation or warranty which by its terms is made as of an earlier date shall be true and correct as of such earlier date).

(g)
Enforceability.  This Amendment constitutes the legal, valid and binding obligation of Borrower enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles affecting the enforcement of creditors' rights generally.

(h)	No Defaults. No Default or Event of Default has occurred and is continuing, or will result from this Amendment or any extension of credit under the Amended Loan Agreement.
(i)
No Defenses.  Borrower hereby represents and warrants that: (i) as of the date hereof, it has no defenses or rights of setoff against the enforcement by the Lender of its obligations under the Loan Documents; and (ii) no events have occurred which, with the giving of notice or passage of time, or both, would entitle it to any such defenses or rights of setoff.

(j)
Financial Information.  The financial statements heretofore delivered to Lender in connection with this Amendment and the other Loan Documents are true and correct in all material respects and fairly present the financial condition of the subjects thereof, and there have been no material adverse changes in the condition or prospects, financial or otherwise, of the subjects thereof since the dates of such financial statements.

(k)
Lender Not in Default.  Lender is not in default under the Loan Documents or any instrument executed in connection with the Loan Documents, and no condition exists which, with the giving of notice or lapse of time, or both, would constitute a default by Lender thereunder.  Any default or purported default of Lender in connection with the Loan Documents arising prior to the execution of this Amendment, whether known or unknown, is waived by Borrower.

9.            Release.  In consideration of the covenants of this Amendment, Borrower hereby releases and discharges Lender, and each of its predecessors, successors and assigns, and each and all of its or their directors, officers, employees, attorneys, accountants, consultants, and other agents, of and from any and all claims, causes of action, obligations, costs, damages, judgments, and liabilities, of whatever kind or nature, in law, equity or otherwise, whether known or unknown, which it may have had or now has, in connection with the Loan to and including the date of this Amendment.  This release shall be binding upon the Borrower and its subsidiary and affiliated entities and all trustees and receivers.  Borrower acknowledges that it has entered into the foregoing release freely and voluntarily upon its own information and investigation and after consultation with legal counsel of its own choosing.  The foregoing release shall operate as a full and complete release between and among the parties notwithstanding the discovery of any different or additional facts.
10.            Counterparts.  This Amendment may be executed in any number of counterparts, all of which shall constitute one and the same agreement, and any party hereto may execute this Amendment by signing and delivering one or more counterparts. Delivery of an executed counterpart of this Amendment by email or other electronic means shall be effective as delivery of an original executed counterpart of this Amendment.
11.            Expenses.  Borrower agrees to reimburse Lender upon demand for all reasonable out-of-pocket expenses incurred by Lender in connection with the Loan, the Loan Documents and this Amendment including, but not limited to, legal expenses and attorneys' fees sustained by Lender in connection with the preparation of this Amendment, the administration of the Loan or the exercise of any right or remedy available to Lender under the Loan Documents as amended hereby (whether or not suit is commenced) or otherwise at law or in equity.
(Signature pages follow.)

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their duly authorized representatives as of the day and year first set forth above.

BORROWER:

IRET PROPERTIES, A NORTH DAKOTA LIMITED PARTNERSHIP,
a North Dakota limited partnership

BY:  ITS GENERAL PARTNER:

IRET, INC.,
a North Dakota corporation

By:            /s/ Michael Bosh
      Name:  Michael A. Bosh
      Its:  Executive Vice President and
Assistant Secretary

[BORROWER'S SIGNATURE PAGE TO FIRST AMENDMENT TO AMENDED AND RESTATED LOAN AGREEMENT]

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their duly authorized representatives as of the day and year first set forth above.

LENDER:

FIRST INTERNATIONAL BANK & TRUST,
a North Dakota state bank

By:            /s/ Stacey Diehl
Stacey J. Diehl, Senior Vice President